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                                                                   EXHIBIT 14(b)

                     CONSENT OF INDEPDENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this registration statement on Form N-14
(the "Registration Statement") of our report dated November 2, 1995, relating to the financial statements and financial highlights of Baird Quality Bond Fund, which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Financial Information" in such Prospectus.


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
Milwaukee, Wisconsin
December 27, 1995